Exhibit 99.1

HCP Announces Results for the Quarter Ended March 31, 2017

FIRST QUARTER 2017 AND RECENT HIGHLIGHTS

--	EPS, FFO and FFO as adjusted per share, were $0.97, $0.61 and $0.51, respectively

--	Year-over-year three-month SPP Cash NOI growth of 4.0%

--

Completed the previously announced sale of 64 triple-net assets leased to Brookdale Senior Living, Inc. (“Brookdale”) and the sale and related financing of a 40% interest in our RIDEA II senior housing joint venture generating combined proceeds of $1.6 billion

--	Repaid $1.1 billion of our debt during the quarter and remain on track to meet our previously disclosed balance sheet targets

--	Sold our debt investments in Four Seasons generating proceeds of $136 million

--	Signed a 67,000 square foot lease at Phase I of The Cove life science development in South San Francisco, CA, bringing Phases I and II to 100% leased

--	Peter Scott joined HCP as EVP and Chief Financial Officer

--	Announced Justin Hutchens to leave the company to become CEO of U.K.-based operator HC-One

--	Reaffirmed full-year 2017 FFO as adjusted and SPP Cash NOI guidance ranges

IRVINE, CA, May 2, 2017 /PRNewswire/ -- HCP (NYSE:HCP) announced results for the quarter ended March 31, 2017.

	Three Months Ended March 31, 2017		Three Months Ended March 31, 2016		Per Share
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share	Change
Net income	$460,375	$0.97	$115,762	$0.25	$0.72
FFO	$288,249	$0.61	$319,266	$0.68	$(0.07)
Other impairment recovery(1)	(50,895)	(0.10)	—	—	(0.10)
Transaction-related items	1,057	—	2,518	0.01	(0.01)
Other(2)	1,761	—	—	—	—
FFO as adjusted	$240,172	$0.51	$321,784	$0.69	$(0.18)
FFO as adjusted from QCP	—	—	(98,207)	(0.21)	0.21
Comparable FFO as adjusted(3)	$240,172	$0.51	$223,577	$0.48	$0.03
FAD	$218,555		$309,038

(1)	Relates to the sale of our Four Seasons senior notes (“Four Seasons Notes”).
(2)	Includes: (i) $1.8 million of litigation provision and (ii) $0.1 million of foreign currency remeasurement gains.
(3)

Represents FFO as adjusted excluding FFO as adjusted from Quality Care Properties, Inc. (“QCP”) and interest expense related to debt repaid using proceeds from the spin-off, assuming these transactions occurred at the beginning of the earliest period presented. Comparable FFO as adjusted allows management to evaluate the performance of our remaining real estate portfolio following the completion of the QCP spin-off.

In addition to the items discussed above, first quarter 2017 net income included net gain on sales of real estate of $0.67 per share.

FFO, FFO as adjusted, FAD, Comparable FFO as adjusted, SPP Cash NOI and SPP NOI are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance of real estate investment trusts. See “Discussion and Reconciliation of Non-GAAP Financial Measures” for the quarter ended March 31, 2017 for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP on the Investor Relations section of our website at http://ir.hcpi.com/financial-reconciliation.

SAME PROPERTY PORTFOLIO OPERATING SUMMARY

The table below outlines the three-month same-property portfolio operating results for the first quarter:

	Year-Over-Year
	Occupancy		SPP Growth
	1Q17	1Q16	NOI	Cash NOI
Senior housing triple-net (“SH NNN”)	86.5%	87.0%	0.7%	5.1%
Senior housing operating (“SHOP”)	88.1%	89.4%	2.9%	2.9%
Life science	97.3%	97.8%	4.0%	4.7%
Medical office	92.3%	92.0%	3.2%	4.4%
Other non-reportable segments (“Other”)(1)	N/A	N/A	2.1%	0.5%
Total Portfolio			2.6%	4.0%

(1)          Other primarily includes our hospitals and U.K. real estate investments. See our Supplemental Report for additional details.

BROOKDALE TRANSACTIONS, FOUR SEASONS DEBT INVESTMENT SALE, AND OTHER DISPOSITIONS

BROOKDALE ASSET SALES & TRANSITIONS

On March 29, 2017, we completed the sale of a portfolio of 64 triple-net assets leased to Brookdale at the previously announced aggregate sales price of $1.125 billion. Proceeds from the transaction were used to repay debt and for general corporate purposes.

In January, we completed the previously announced sale of a 40% interest in our RIDEA II senior housing joint venture and the related financing of the venture, generating $480 million of proceeds, which were used to pay down our revolving credit facility.

We continue to market an additional 25 communities triple-net leased to Brookdale and expect to sell or transition these assets during the remainder of 2017.

Combined, these transactions reduce Brookdale concentration while improving lease coverage and strengthening our balance sheet and credit profile.

FOUR SEASONS DEBT INVESTMENT SALE

In March, we sold our Four Seasons Notes for £83 million ($101 million), which generated a £42 million ($51 million) recovery of impairment as the sales price was above the carrying value of £41 million ($50 million).

In March, we also sold our Four Seasons senior secured term loan at its par value plus accrued interest for £29 million ($35 million).

Combined, the two dispositions generated cash proceeds of £112 million ($136 million) which were used to repay GBP-denominated debt.

OTHER DISPOSITIONS

During the first quarter, we completed $121 million of additional dispositions. Significant transactions in the quarter included:

•     As previously disclosed, in January 2017, we sold four life science facilities in Salt Lake City, Utah for $76 million to the current tenant.

•     In March, we sold a hospital in Palm Beach Gardens, Florida for $43 million to the current tenant.

•     Subsequent to the first quarter, we sold a land parcel in San Diego, California for $27 million.

THE COVE AT OYSTER POINT

During the first quarter, we signed a 10-year lease with Global Blood Therapeutics, Inc., a biotechnology company, for 67,000 square feet at Phase I of The Cove. The lease is projected to commence in December 2017 and brings Phases I and II of The Cove to 100% leased.

Construction has commenced on the $211 million development of Phase III of The Cove, which adds two Class A buildings representing up to 336,000 square feet, with an expected delivery by the fourth quarter of 2018. Visit our website for additional information, including a link to view our development progress at The Cove, at www.hcpi.com/portfolio-diversification/life-science.

BALANCE SHEET

We repaid $1.1 billion of debt during the first quarter using proceeds generated from the Brookdale transactions and other dispositions. We remain on track with our previously disclosed deleveraging plan and continue to target net debt to EBITDA in the low-to-mid six-times range with a target financial leverage in the 43% to 44% range by the end of 2017.

As of March 31, 2017, we had $2.3 billion of liquidity from a combination of cash and availability under our $2.0 billion credit facility.

We repaid $131 million on our credit facility in early April and $250 million of senior notes on May 1. We currently have no major senior note or secured debt maturities until early 2019.

EXECUTIVE LEADERSHIP

In February, Peter Scott joined the company as Executive Vice President and Chief Financial Officer. Mr. Scott joined HCP following a 15-year career in real estate investment banking.

On April 3, 2017, we announced that our President, Justin Hutchens, will leave HCP to become the Chief Executive Officer of HC-One, one of the largest care home providers in the United Kingdom. Mr. Hutchens will remain in his current role at HCP through June 1st to ensure a smooth transition of his duties. We have initiated the process of recruiting a new Chief Investment Officer.

DIVIDEND

On April 27, 2017, our Board declared a quarterly cash dividend of $0.37 per common share. The dividend will be paid on May 23, 2017 to stockholders of record as of the close of business on May 8, 2017.

SUSTAINABILITY

In April, we published our 6th annual Corporate Sustainability Report highlighting the environmental, social, and governance aspects of our operations. More information about HCP’s sustainability efforts can be found on our website at www.hcpi.com/sustainability.

OUTLOOK

For full year 2017, we expect: EPS to range between $1.43 and $1.49; FFO per share to range between $1.99 and $2.05; and FFO as adjusted per share to range between $1.89 and $1.95. In addition, we expect 2017 SPP Cash NOI to increase between 2.5% and 3.5%. These estimates do not reflect the potential impact from unannounced future transactions other than capital recycling activities. For additional detail and information regarding these estimates, refer to the “Projected SPP Cash NOI” section of this release, and the 2017 Guidance section of our corresponding Supplemental Report, available in the Investor Relations section of our website at http://ir.hcpi.com.

	Projected Full Year 2017 SPP NOI		Projected Full Year 2017 SPP Cash NOI
	Low	High	Low	High
Senior housing triple-net	1.1%	2.1%	3.9%	4.9%
Senior housing operating	2.0%	3.0%	2.0%	3.0%
Life science	0.4%	1.4%	2.5%	3.5%
Medical office	1.3%	2.3%	2.0%	3.0%
Other(1)	1.8%	2.8%	0.8%	1.8%
SPP growth	1.2%	2.2%	2.5%	3.5%

(1)          Other primarily includes our hospitals and U.K. real estate investments. See our Supplemental Report for additional details.

COMPANY INFORMATION

HCP has scheduled a conference call and webcast for Tuesday, May 2, 2017 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) to present its performance and operating results for the quarter ended March 31, 2017. The conference call is accessible by dialing (888) 317-6003 (U.S.) or (412) 317-6061 (International). The conference ID number is 6517031. You may also access the conference call via webcast at www.hcpi.com. This link can be found in the “News and Events” section, which is under “Investor Relations”. Through May 17, 2017, an archive of the webcast will be available on our website, and a telephonic replay can be accessed by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International) and entering conference ID number 10104309. Our Supplemental Report for the current period is available, with this earnings release, on our website in the “Financial Information” section under “Investor Relations”.

ABOUT HCP

HCP, Inc. is a fully integrated real estate investment trust (REIT) that invests primarily in real estate serving the healthcare industry in the United States. HCP owns a large-scale portfolio diversified across multiple sectors, led by senior housing, life science and medical office. Recognized as a global leader in sustainability, HCP has been a publicly-traded company since 1985 and was the first healthcare REIT selected to the S&P 500 index. For more information regarding HCP, visit www.hcpi.com.

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FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, (i) all statements under the heading “Outlook,” including without limitation with respect to expected EPS, FFO per share, FFO as adjusted per share, Comparable FFO per share, SPP NOI, SPP Cash NOI and  other financial projections and assumptions, including those in the “Projected SPP NOI and Cash NOI” sections of this release, as well as comparable statements included in other sections of this release; (ii) statements regarding the payment of a quarterly cash dividend; and (iii) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, developments, joint venture transactions, capital recycling and financing activities, and other transactions discussed in this release, including without limitation those described under the heading “The Cove at Oyster Point.” These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of our and our management’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: our reliance on a concentration of a small number of tenants and operators for a significant percentage of our revenues, with our concentration in Brookdale increasing as a result of the consummation of the spin-off of QCP on October 31, 2016; the financial condition of our existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding our ability to continue to realize the full benefit of such tenants’ and operators’ leases and borrowers’ loans; the ability of our existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; our concentration in the healthcare property sector, particularly in life sciences, medical office buildings and hospitals, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; availability of suitable properties to acquire at favorable prices, the competition for the acquisition and financing of those properties, and the costs of associated property development; our ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or we exercise our right to foreclose on loan collateral or replace an existing tenant or operator upon default; the risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners’ financial condition and continued cooperation; our ability to achieve the benefits of acquisitions and other investments, including those discussed above, within expected time frames or at all, or within expected cost projections; operational risks associated with third party management contracts, including the additional regulation and liabilities of our RIDEA lease structures; the potential impact on us and our tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; the effect on our tenants and operators of legislation, executive orders and other legal requirements, including the Affordable Care Act and licensure, certification and inspection requirements, as well as laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations, of our tenants and operators; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings, and the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic or other conditions, including currency exchange rates; our ability to manage our indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; the ability to maintain our qualification as a real estate investment trust; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings. You should not place undue reliance on any forward-looking statements. We assume no, and hereby disclaim any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

CONTACT

Andrew Johns

Vice President – Finance and Investor Relations

949-407-0400

HCP, Inc.

Consolidated Balance Sheets

In thousands, except share and per share data

(unaudited)

	March 31,	December 31,
	2017	2016
Assets
Real estate:
Buildings and improvements	$11,008,771	$11,692,654
Development costs and construction in progress	430,007	400,619
Land	1,772,174	1,881,487
Accumulated depreciation and amortization	(2,577,248)	(2,648,930)
Net real estate	10,633,704	11,325,830

Net investment in direct financing leases (“DFLs”)	712,540	752,589
Loans receivable, net	788,486	807,954
Investments in and advances to unconsolidated joint ventures	827,202	571,491
Accounts receivable, net of allowance of $3,941 and $4,459, respectively	31,500	45,116
Cash and cash equivalents	764,114	94,730
Restricted cash	60,806	42,260
Intangible assets, net	432,109	479,805
Assets held for sale, net	—	927,866
Other assets, net	605,407	711,624

Total assets	$14,855,868	$15,759,265

Liabilities and equity
Bank line of credit	$492,421	$899,718
Term loans	274,103	440,062
Senior unsecured notes	7,136,336	7,133,538
Mortgage debt	147,329	623,792
Other debt	91,263	92,385
Intangible liabilities, net	54,472	58,145
Liabilities of assets held for sale, net	—	3,776
Accounts payable and accrued liabilities	344,908	417,360
Deferred revenue	141,561	149,181
Total liabilities	8,682,393	9,817,957

Common stock, $1.00 par value: 750,000,000 shares authorized; 468,446,208 and 468,081,489 shares issued and outstanding, respectively	468,446	468,081
Additional paid-in capital	8,203,778	8,198,890
Cumulative dividends in excess of earnings	(2,802,218)	(3,089,734)
Accumulated other comprehensive loss	(28,658)	(29,642)
Total stockholders’ equity	5,841,348	5,547,595

Joint venture partners	154,161	214,377
Non-managing member unitholders	177,966	179,336
Total noncontrolling interests	332,127	393,713

Total equity	6,173,475	5,941,308

Total liabilities and equity	$14,855,868	$15,759,265

HCP, Inc.

Consolidated Statements of Operations

In thousands, except per share data

(unaudited)

	Three Months Ended March 31,
	2017	2016

Revenues:
Rental and related revenues	$286,218	$290,380
Tenant recoveries	33,675	31,375
Resident fees and services	140,232	165,763
Income from direct financing leases	13,712	14,910
Interest income	18,331	18,029
Total revenues	492,168	520,457

Costs and expenses:
Interest expense	86,718	122,062
Depreciation and amortization	136,554	139,855
Operating	159,081	175,957
General and administrative	22,478	25,451
Acquisition and pursuit costs	1,057	2,475
Total costs and expenses	405,888	465,800

Other income (expense):
Gain on sales of real estate, net	317,258	—
Other income, net	51,208	1,292
Total other income, net	368,466	1,292

Income before income taxes and equity income (loss) from unconsolidated joint ventures	454,746	55,949
Income tax benefit (expense)	6,162	(3,704)
Equity income (loss) from unconsolidated joint ventures	3,269	(908)
Income from continuing operations	464,177	51,337

Discontinued operations:
Income before income taxes	—	117,742
Income taxes	—	(49,334)
Total discontinued operations	—	68,408

Net income	464,177	119,745
Noncontrolling interests’ share in earnings	(3,032)	(3,626)

Net income attributable to HCP, Inc.	461,145	116,119
Participating securities’ share in earnings	(770)	(357)

Net income applicable to common shares	$460,375	$115,762

Earnings per common share:
Basic	$0.98	$0.25

Diluted	$0.97	$0.25

Weighted average shares used to calculate earnings per common share:
Basic	468,299	466,074

Diluted	475,173	466,262

HCP, Inc.

Consolidated Statements of Cash Flows

In thousands

(unaudited)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net income	$464,177	$119,745
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	136,554	139,855
Discontinued operations	—	1,467
Amortization of deferred compensation	3,765	5,345
Amortization of deferred financing costs	3,858	5,280
Straight-line rents	(5,007)	(7,576)
Equity (income) loss from unconsolidated joint ventures	(3,269)	908
Distributions of earnings from unconsolidated joint ventures	7,842	1,589
Gain on sales of real estate, net	(317,258)	—
Deferred income tax (benefit) expense	(8,130)	49,156
Foreign exchange and other gains, net	(77)	(89)
Gain on sale of marketable securities	(50,895)	—
Other non-cash items	(583)	(922)
Changes in:
Accounts receivable, net	3,467	3,705
Other assets, net	(2,331)	(6,847)
Accounts payable and accrued liabilities	(38,984)	(42,999)
Net cash provided by operating activities	193,129	268,617
Cash flows from investing activities:
Acquisitions of real estate	—	(94,271)
Development of real estate	(75,166)	(99,096)
Leasing costs and tenant and capital improvements	(22,693)	(19,964)
Proceeds from sales of real estate, net	1,166,265	—
Contributions to unconsolidated joint ventures	(8,109)	(10,136)
Distributions in excess of earnings from unconsolidated joint ventures	870	5,336
Net proceeds from the sale and recapitalization of RIDEA II	480,613	—
Proceeds from the sales of Four Seasons investments	135,538	—
Principal repayments on DFLs, loans receivable and other	49,826	155,320
Investments in loans receivable and other	(15,000)	(117,282)
Decrease in restricted cash	3,073	14,336
Net cash provided by (used in) investing activities	1,715,217	(165,757)
Cash flows from financing activities:
Net (repayments) borrowings under bank line of credit	(375,812)	422,897
Repayments under bank line of credit	(37,032)	—
Repayment of term loan	(169,113)	—
Repayments of senior unsecured notes	—	(500,000)
Repayments of mortgage and other debt	(478,314)	(36,918)
Issuance of common stock and exercise of options	3,472	34,122
Repurchase of common stock	(3,532)	(3,628)
Dividends paid on common stock	(173,629)	(268,186)
Issuance of noncontrolling interests	650	2,200
Distributions to noncontrolling interests	(5,659)	(4,889)
Net cash used in financing activities	(1,238,969)	(354,402)
Effect of foreign exchange on cash and cash equivalents	7	(293)
Net increase (decrease) in cash and cash equivalents	669,384	(251,835)
Cash and cash equivalents, beginning of period	94,730	346,500
Cash and cash equivalents, end of period	$764,114	$94,665
Less: cash and cash equivalents of discontinued operations	—	(3,578)
Cash and cash equivalents of continuing operations, end of period	$764,114	$91,087

HCP, Inc.

Funds From Operations

In thousands, except per share data

(Unaudited)

	Three Months Ended March 31,
	2017	2016

Net income applicable to common shares	$460,375	$115,762
Depreciation and amortization	136,554	141,322
Other depreciation and amortization(1)	3,010	2,962
Gain on sales of real estate, net	(317,258)	—
Taxes associated with real estate dispositions(2)	(5,499)	53,177
Equity (income) loss from unconsolidated joint ventures	(3,269)	908
FFO from unconsolidated joint ventures	18,308	10,378
Noncontrolling interests’ and participating securities’ share in earnings	3,802	3,983
Noncontrolling interests’ and participating securities’ share in FFO	(7,774)	(9,226)
FFO applicable to common shares	$288,249	$319,266
Distributions on dilutive convertible units	2,803	3,583
Diluted FFO applicable to common shares	$291,052	$322,849

Diluted FFO per common share	$0.61	$0.68

Weighted average shares used to calculate diluted FFO per share	475,173	472,186

Impact of adjustments to FFO:
Other impairment recovery(3)	$(50,895)	$—
Transaction-related items(4)	1,057	2,518
Litigation provision	1,838	—
Foreign currency remeasurement gains	(77)	—
	$(48,077)	$2,518

FFO as adjusted applicable to common shares	$240,172	$321,784
Distributions on dilutive convertible units and other	2,877	3,579
Diluted FFO as adjusted applicable to common shares	$243,049	$325,363

Per common share impact of adjustments on diluted FFO	$(0.10)	$0.01

Diluted FFO as adjusted per common share	$0.51	$0.69

Weighted average shares used to calculate diluted FFO as adjusted per share	475,173	472,186

FFO as adjusted from QCP	$—	$98,207

Diluted Comparable FFO as adjusted applicable to common shares(5)	$243,049	$227,156

FFO as adjusted from QCP per common share	$—	$0.21

Diluted Comparable FFO as adjusted per common share	$0.51	$0.48

(1)    Other depreciation and amortization includes DFL depreciation and lease incentive amortization (reduction of straight-line rents) for the consideration given to terminate the 30 purchase options on the 153-property amended lease portfolio in the 2014 Brookdale transaction.

(2)    For the three months ended March 31, 31 2017, represents income tax benefit associated with the disposition of real estate assets in our RIDEA II transaction. For the three months ended March 31, 2016, represents income tax expense associated with state built-in gain tax payable upon the disposition of specific real estate assets, of which $49 million relates to the HCR ManorCare, Inc. real estate portfolio.

(3)    Relates to the sale of our Four Seasons Notes.

(4)    On January 1, 2017, we early adopted the FASB ASU No. 2017-01, Clarifying the Definition of a Business, which prospectively results in recognizing the majority of our real estate acquisitions as asset acquisitions rather than business combinations. Acquisition and pursuit costs relating to completed asset acquisitions are capitalized, including those costs incurred prior to January 1, 2017. Real estate acquisitions completed prior to January 1, 2017 were deemed business combinations and the related acquisition and pursuit costs were expense as incurred.

(5)    Represents FFO as adjusted excluding FFO as adjusted from QCP and interest expense related to debt repaid using proceeds from the spin-off, assuming these transactions occurred at the beginning of the earliest period presented. Comparable FFO as adjusted allows management to evaluate the performance of our remaining real estate portfolio following the completion of the QCP spin-off.

HCP, Inc.

Funds Available for Distribution

In thousands

(Unaudited)

	Three Months Ended March 31,
	2017	2016

FFO as adjusted applicable to common shares	$240,172	$321,784
Amortization of deferred compensation	3,765	5,345
Amortization of deferred financing costs	3,858	5,280
Straight-line rents	(5,007)	(7,576)
Other depreciation and amortization	(3,010)	(2,962)
Leasing costs and tenant and capital improvements(1)	(23,287)	(20,482)
Lease restructure payments	540	6,294
CCRC entrance fees(2)	3,649	5,502
Deferred income taxes	(2,374)	(2,942)
Other FAD adjustments	249	(1,205)
FAD applicable to common shares	$218,555	$309,038
Distributions on dilutive convertible units	2,803	3,583

Diluted FAD applicable to common shares	$221,358	$312,621

(1)   Includes our share of leasing costs and tenant and capital improvements from unconsolidated joint ventures.

(2)   Represents our 49% share of non-refundable entrance fees as the fees are collected by our CCRC JV, net of CCRC JV entrance fee amortization.

HCP, Inc.

Projected SPP NOI and Cash NOI(1)

Dollars in thousands

(Unaudited)

For the projected full year 2017 (low):

	SH NNN	SHOP	Life Science	Medical Office	Other	Total
Cash NOI	$322,500	$259,600	$275,000	$290,200	$114,200	$1,261,500
Interest income	—	—	—	—	47,800	47,800
Cash NOI plus interest income	322,500	259,600	275,000	290,200	162,000	1,309,300
Interest income	—	—	—	—	(47,800)	(47,800)
Adjustments to cash NOI(2)	400	(18,200)	(400)	4,100	4,200	(9,900)
NOI	322,900	241,400	274,600	294,300	118,400	1,251,600
Non-SPP NOI	(39,700)	(49,050)	(35,400)	(41,500)	(8,600)	(174,250)
SPP NOI	283,200	192,350	239,200	252,800	109,800	1,077,350
Adjustments to SPP NOI(2)	5,600	—	5,100	1,200	(4,100)	7,800
SPP cash NOI	$288,800	$192,350	$244,300	$254,000	$105,700	1,085,150
Addback adjustments(3)						166,450
Other income and expenses(4)						377,400
Costs and expenses(5)						(947,700)
Net income						$681,300

For the projected full year 2017 (high):

	SH NNN	SHOP	Life Science	Medical Office	Other	Total
Cash NOI	$326,600	$262,300	$277,900	$292,900	$115,400	$1,275,100
Interest income	—	—	—	—	48,700	48,700
Cash NOI plus interest income	326,600	262,300	277,900	292,900	164,100	1,323,800
Interest income	—	—	—	—	(48,700)	(48,700)
Adjustments to cash NOI(2)	500	(18,400)	(400)	4,100	4,200	(10,000)
NOI	327,100	243,900	277,500	297,000	119,600	1,265,100
Non-SPP NOI	(41,100)	(49,700)	(35,900)	(41,700)	(8,700)	(177,100)
SPP NOI	286,000	194,200	241,600	255,300	110,900	1,088,000
Adjustments to SPP NOI(2)	5,600	—	5,100	1,200	(4,150)	7,750
SPP cash NOI	$291,600	$194,200	$246,700	$256,500	$106,750	1,095,750
Addback adjustments(3)						169,350
Other income and expenses(4)						384,900
Costs and expenses(5)						(940,200)
Net income						$709,800

For the year ended December 31, 2016:

	SH NNN	SHOP	Life Science	Medical Office	Other	Total
Cash NOI	$408,842	$263,828	$289,051	$270,437	$119,629	$1,351,787
Interest income	—	—	—	—	88,808	88,808
Cash NOI plus interest income	408,842	263,828	289,051	270,437	208,437	1,440,595
Interest income	—	—	—	—	(88,808)	(88,808)
Adjustments to cash NOI(2)	7,566	(20,076)	3,006	3,557	3,016	(2,931)
NOI	416,408	243,752	292,057	273,994	122,645	1,348,856
Non-SPP NOI	(136,315)	(55,213)	(53,805)	(24,404)	(14,759)	(284,496)
SPP NOI	280,093	188,539	238,252	249,590	107,886	1,064,360
Adjustments to SPP NOI(2)	(2,107)	—	114	(547)	(2,977)	(5,517)
SPP cash NOI	$277,986	$188,539	$238,366	$249,043	$104,909	1,058,843
Addback adjustments(3)						290,013
Other income and expenses(4)						217,278
Costs and expenses(5)						(1,191,963)
Discontinued operations						265,755
Net income						$639,926

Projected SPP NOI change for the full year 2017:

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Low	1.1%	2.0%	0.4%	1.3%	1.8%	1.2%
High	2.1%	3.0%	1.4%	2.3%	2.8%	2.2%

Projected SPP cash (adjusted) NOI change for the full year 2017:

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Low	3.9%	2.0%	2.50%	2.0%	0.8%	2.5%
High	4.9%	3.0%	3.50%	3.0%	1.8%	3.5%

(1)          The foregoing projections reflect management’s view as of May 2, 2017 of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development items and the earnings impact of the events referenced in this release. These projections do not reflect the impact of unannounced future transactions, except as described herein, other impairments or recoveries, the future bankruptcy or insolvency of our operators, lessees, borrowers or other obligors, the effect of any future restructuring of our contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or larger than expected litigation settlements and related expenses related to existing or future litigation matters. Our actual results may differ materially from the projections set forth above. The aforementioned ranges represent management’s best estimates based upon the underlying assumptions as of the date of this press release. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

(2)          Represents straight-line rents, DFL non-cash interest, amortization of market lease intangibles, net, lease termination fees and non-refundable entrance fees as the fees are collected by our CCRC JV, net of CCRC JV entrance fee amortization.

(3)          Represents non-SPP NOI and adjustments to SPP NOI.

(4)          Represents interest income, gain on sales of real estate, net, other income, net, income taxes and equity income (loss) from unconsolidated joint ventures, excluding NOI.

(5)          Represents interest expense, depreciation and amortization, general and administrative expenses, acquisition and pursuit costs, and loss on debt extinguishments.